UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8‑K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2018
NRG ENERGY, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001‑15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)
804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)
(609) 524‑4500 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ] Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ] Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02    Results of Operations and Financial Condition

On November 8, 2018, NRG Energy, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2018.  A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2018, Mr. C. John Wilder, Jr. informed the Board of Directors (the "Board") of NRG Energy, Inc. (the “Company”) of his intention to resign from the Board effective November 8, 2018 His decision to resign was not as a result of any disagreement with the Company or its management. Mr. Wilder joined the Board in February 2017 and served on the Company’s Business Review Committee (dissolved July 2017) and Finance and Risk Management Committee.

In connection with Mr. Wilder's resignation, the size of the Board will be reduced from eleven (11) members to ten (10) members.
Item 9.01     Financial Statements and Exhibits
Exhibits

Exhibit Number	Document
99.1	Press Release, dated November 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Senior Vice President and General Counsel

Dated: November 8, 2018

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